Exhibit 99.1

COMPANY CONTACTS:	INVESTOR CONTACTS:
Endologix, Inc.	The Ruth Group
John McDermott, CEO	Nick Laudico (646) 536-7030
Vaseem Mahboob, CFO	Zack Kubow (646) 536-7020
(949) 595-7200
www.endologix.com

Endologix Reports Results for the First Quarter 2016

IRVINE, Calif., May 9, 2016 - Endologix, Inc. (NASDAQ: ELGX), developer and marketer of innovative treatments for aortic disorders, today announced financial results for the three months ended March 31, 2016.

John McDermott, Endologix Chairman and Chief Executive Officer, said, “In the first quarter we completed our merger with TriVascular and got off to a great start with the integration of the companies. Revenue was ahead of our expectations due to continued Nellix sales growth in international markets, a strong start to the AFX2 launch in the U.S. and lower than anticipated disruption from the merger. We also delivered positive adjusted gross margin and operating expense results, keeping us on track for our synergy expectations. There continues to be strong physician interest in our portfolio of AAA products and we had several positive clinical data updates at the Charing Cross meeting in April. For Nellix, we received CE Mark approval for the next-generation system in April and remain on track with our timeline for potential FDA approval at the end of 2016 or early 2017.”

Financial Results

As a result of its merger with TriVascular Technologies, Inc. completed on February 3, 2016, Endologix’s GAAP results (“as reported”) will include TriVascular results from that date forward. In addition to reporting GAAP results, the Company is providing a comparison to pro-forma financial results. The pro-forma results combine standalone Endologix and TriVascular results for the first quarter of 2015 in their entirety.

Global revenue in the first quarter of 2016 was $42.4 million, a 16% increase from $36.7 million in the first quarter of 2015 and a 5% decrease from pro-forma revenue of $44.7 million in the first quarter of 2015. The pro-forma decrease reflects anticipated merger related disruption and a partial quarter of revenue from sales of Ovation products in the first quarter of 2016 following to the completion of the TriVascular merger on February 3, 2016. This decrease was partially offset by growth from sales of Endologix products, including continued strong growth of Nellix sales in international markets.

U.S. revenue in the first quarter of 2016 was $29.9 million, a 19% increase as reported and a 3% decrease from pro-forma U.S. revenue of $30.7 million in the first quarter 2015. International revenue was $12.5 million, an 8% increase as reported and an 11% decrease from pro-forma international revenue of $14.0 million in the first quarter of 2015. On constant currency basis, first quarter 2016 international revenue increased 10% as reported and decreased 9% on a pro-forma basis.

Gross profit was $27.9 million in the first quarter of 2016, which represents a gross margin of 66.0%, compared to a gross margin of 73.4% as reported and 70.6% on a pro-forma basis in the first quarter of 2015. First quarter 2016 gross profit was negatively impacted by $2.8 million related to purchase price accounting for inventory and intangible assets acquired by Endologix in the TriVascular merger. Excluding this impact, first quarter 2016 gross profit was $30.7 million, which represents a gross margin of 72.6%.

Total operating expenses were $66.3 million in the first quarter of 2016, compared to $36.6 million as reported and $54.8 million on a pro-forma basis in the first quarter of 2015. First quarter 2016 operating expenses included $12.1 million for expenses related to the TriVascular merger and $4.7 million of litigation settlement costs. Excluding these items, operating expenses in the first quarter of 2016 as compared to pro-forma operating expenses in the first quarter of 2015 were lower by $5.2 million, or 9%, driven by synergy savings resulting from the TriVascular merger. Total research & development expenses were 15% lower and total selling, general and administrative expenses were 8% lower as compared to pro-forma reported expenses in the first quarter of 2015.

Net loss for the first quarter of 2016 was $47.7 million, or $(0.62) per share, compared with net loss of $11.2 million, or $(0.17) per share, and pro-forma net loss of $26.9 million for the first quarter of 2015. Endologix reported a negative Adjusted EBITDA (non-GAAP and defined below) for the first quarter of 2016 of $14.1 million, or $(0.18) per share, compared with a pro-forma negative Adjusted EBITDA for the first quarter of 2015 of $18.0 million.

Due to the common shares used in the TriVascular merger on February 3, 2016, the Company determined it no longer had enough authorized and unissued common shares available to cover all contracts settleable in common shares. As a result, all or a portion of these contracts were reclassified from equity to liabilities. These liabilities were marked to market and $5.1 million was recorded as a fair value adjustment of derivative liabilities in the first quarter of 2016. The Company expects to continue to mark these contracts to market until its shareholders authorize an amount of common shares sufficient to resolve the deficiency, which is expected to occur during the second quarter of 2016.

Total cash, cash equivalents and marketable securities were $86.2 million as of March 31, 2016, compared to $177.3 million as of December 31, 2015. During the first quarter of 2016, the Company used $84.6 million for the cash consideration in conjunction with the merger with TriVascular, $14.4 million for merger related expenses and $2.3 million for litigation settlement. This was partially offset by $27.0 million of total cash, cash equivalents and marketable securities acquired from TriVascular in conjunction with the merger.

Financial Guidance

Endologix is reiterating its full year 2016 financial guidance. Endologix anticipates 2016 revenue for the combined company to be in the range of $192 million to $202 million, representing growth of 1% to 6% compared to the pro-forma combined revenue results of Endologix and TriVascular in 2015. Endologix anticipates 2016 GAAP loss per share of $(1.20) to $(1.30) per share and 2016 Adjusted loss per share (non-GAAP and defined below) of $(0.70) to $(0.80) per share. This guidance excludes purchase price accounting impacts related to the Trivascular merger.

Conference Call Information
Endologix's management will host a conference call today to discuss these topics beginning at 5:00 P.M. Eastern time (2:00 P.M. Pacific time). To participate via telephone please call (877) 407-0789 from the U.S. or 1-(201)-689-8562 from outside the U.S. A telephone replay will be available for seven days following the completion of the call by dialing (877) 870-5176 from the U.S. or 1-(858)-384-5517 from outside the U.S., and entering pin number 13634655. The conference call will be broadcast live over the Internet at www.endologix.com. After the live webcast, a webcast replay of the call and a transcript of the call will be available online from the investor relations page of Endologix's website through May 9, 2017.

About Endologix
Endologix, Inc. develops and manufactures minimally invasive treatments for aortic disorders. The Company's focus is endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. Additional information can be found on Endologix's website at www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System has obtained CE Mark in the EU and is only approved as an investigational device in the United States.

Cautions Regarding Forward-Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” "continue," "outlook," “guidance,” "future,” other words of similar meaning and the use of future dates. Forward-looking statements used in this press release include, but are not limited to, statements regarding the benefits of its recently completed merger with Trivascular, anticipated growth opportunities for, sales of, continued physician adoption of and interest in the Nellix® EndoVascular Aneurysm Sealing System, the progress and results of clinical trials, Endologix’s ability to obtain regulatory approval of its existing products and potential future products, Endologix’s ability to increase revenue through sales of its existing products and potential future products, and 2016 financial guidance, the accuracy of which are necessarily subject to risks and uncertainties that may cause Endologix’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results include Endologix’s ability to integrate the businesses and to realize the expected benefits of its recently completed merger with Trivascular, continued market acceptance, endorsement and use of Endologix' products, the success of clinical trials relating to Endologix’s products, product research and development efforts, uncertainty in the process of obtaining regulatory approval for Endologix's products, risks associated with international operations, including currency exchange rate fluctuations, Endologix’s ability to protect its intellectual property rights and proprietary technologies, and other economic, business, competitive and regulatory factors. Undue reliance should not be placed the forward-looking statements contained in this press release, which speak only as of the date of this press release. Endologix undertakes no obligation to update any forward- looking statements contained in this press release to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Endologix's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2015, for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied.

Discussion of Non-GAAP Financial Measures

Endologix's management believes that the non-GAAP measures of (1) "Adjusted Net Income (Loss)", (2) "Adjusted Net Income (Loss) Per Share”, (3) “Adjusted EBITDA", and (4) "Adjusted EBITDA Per Share" enhance an investor's overall understanding of Endologix's financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods. Endologix's management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share Definitions:

"GAAP" is generally accepted accounting principles in the United States.

(1) "Adjusted Net Income (Loss)" is a non-GAAP measure defined by Endologix as net income (loss) under GAAP, excluding: (i) the fair value adjustment to the Nellix acquisition contingent consideration; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses, including licensing costs related to research and development activities; (vii) restructuring and other transition costs; (viii) fair value adjustment of derivative liabilities; and (ix) inventory step-up amortization.

In the three months ended March 31, 2016, this GAAP adjustment to net loss specifically represents: (i) interest expense from the Company's convertible debt; (ii) foreign currency (gains) or losses; (iii) legal settlement costs; (iv) contract termination and business acquisition expenses; (v) restructuring and other transition costs; (vi) fair value adjustment of derivative liabilities; and (vii) inventory step-up amortization.

In the three months ended March 31, 2015, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to the Nellix acquisition contingent consideration liability; (ii) interest expense from the Company's convertible debt; and (iii) foreign currency (gains) or losses; and (iv) business development expenses.

In future periods, Adjusted Net Income (Loss) will continue to exclude: (i) the fair value adjustments to the Nellix contingent consideration liability; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses; (vii) restructuring and other transition costs; (viii) fair value adjustment of derivative liabilities; (ix) inventory step-up amortization; and (x) other non-recurring expenses or income, as described by Endologix.

(2) "Adjusted Net Income (Loss) per Share" is a non-GAAP measure defined by Endologix as Adjusted Net Income (Loss) divided by the average shares outstanding (basic and diluted, as applicable under GAAP) for the corresponding period.

Adjusted EBITDA and Adjusted EBITDA Per Share Definitions:

(3) “Adjusted EBITDA” is a non-GAAP measure defined by Endologix as “Adjusted Net Income (Loss)” excluding income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

(4) “Adjusted EBITDA per Share” is a non-GAAP measure defined by Endologix as Adjusted EBITDA divided by average shares outstanding (basic and diluted, as applicable under GAAP) for the corresponding period.

# # #

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
Revenue
U.S.	$29,869	$25,134
International	12,497	11,537
Total Revenue	42,366	36,671
Cost of goods sold	14,425	9,765
Gross profit	$27,941	$26,906
Operating expenses:
Research and development	7,846	6,231
Clinical and regulatory affairs	3,884	3,450
Marketing and sales	27,918	19,599
General and administrative	9,946	7,289
Restructuring costs	7,323	—
Settlement costs	4,650	—
Contract termination and business acquisition expenses	4,778	—
Total operating expenses	66,345	36,569
Loss from operations	(38,404)	(9,663)
Other income (expense)	(4,076)	(1,358)
Change in fair value of contingent consideration related to acquisition	—	(100)
Change in fair value of derivative liabilities	(5,088)	—
Total other income (expense)	(9,164)	(1,458)
Net loss before income tax expense	$(47,568)	$(11,121)
Income tax expense	(103)	(92)
Net loss	$(47,671)	$(11,213)
Other comprehensive income (loss) foreign currency translation	105	(1,754)
Comprehensive loss	$(47,566)	$(12,967)

Basic and diluted net loss per share	$(0.62)	$(0.17)
Shares used in computing basic and diluted net loss per share	76,661	67,263

Exhibit 99.1

Non-GAAP Reconciliations:

	Three Months Ended
	March 31,
	2016	2015
Net Loss to Adjusted Net Loss and Adjusted Net Loss Per Share:
Net loss	$(47,671)	$(11,213)
Fair value adjustment to Nellix contingent consideration liability	—	100
Interest expense	3,782	1,462
Foreign currency (gain) loss	270	111
Settlement costs	4,650	—
Contract termination and business acquisition expenses	4,778	—
Business development expenses	—	250
Restructuring and other transition costs	7,623	—
Fair value adjustment of derivative liabilities	5,088	—
Inventory step-up amortization	2,177	—
(1) Adjusted Net Loss	$(19,303)	$(9,290)
(2) Adjusted Net Loss Per Share	$(0.25)	$(0.14)

Adjusted Net Loss to Adjusted EBITDA and Adjusted EBITDA Per Share:
Adjusted Net Loss	$(19,303)	$(9,290)
Income tax expense (benefit)	103	92
Depreciation and amortization	2,232	1,489
Stock-based compensation expense	2,882	2,211
(3) Adjusted EBITDA	$(14,086)	$(5,498)
(4) Adjusted EBITDA Per Share	$(0.18)	$(0.08)

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$39,773	$124,553
Marketable securities	46,441	52,768
Accounts receivable, net allowance for doubtful accounts of $230 and $226, respectively.	36,592	28,531
Other receivables	2,607	375
Inventories	43,289	27,860
Prepaid expenses and other current assets	3,606	2,325
Total current assets	172,308	236,412
Property and equipment, net	25,948	23,355
Goodwill	93,731	28,685
Intangibles, net	114,334	42,118
Deposits and other assets	762	480
Total assets	$407,083	$331,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,699	$17,549
Accrued payroll	17,595	13,030
Accrued expenses and other current liabilities	11,629	5,576
Contingently issuable common stock	14,700	14,700
Total current liabilities	59,623	50,855
Deferred income taxes	879	879
Deferred rent	8,027	8,051
Derivative liabilities	29,884	—
Other liabilities	3,438	210
Convertible notes	170,028	167,748
Total liabilities	271,879	227,743
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized. No shares issued and outstanding.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized. 81,959,754 and 68,235,179 shares issued, respectively. 81,758,961 and 68,034,386 shares outstanding, respectively.	82	68
Treasury stock, at cost, 200,793 and 200,793 shares, respectively.	(2,809)	(2,809)
Additional paid-in capital	484,121	404,462
Accumulated deficit	(346,595)	(298,924)
Accumulated other comprehensive income	405	510
Total stockholders’ equity	135,204	103,307
Total liabilities and stockholders’ equity	$407,083	$331,050